Exhibit 99.1

FOR IMMEDIATE RELEASE
For More Information, please contact:

Media Contact:
Reed Byrum, APR
Byrum Innovation Group, Inc.
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reedbyrum@byruminnovation.com

FIRST NATIONAL BANCSHARES FILES THIRD QUARTER 2009 REPORT

SPARTANBURG, SC, October 30, 2009 -- First National Bancshares, Inc., (NASDAQ: FNSC) announced today results for the third quarter ended September 30, 2009.

First National’s results continue to demonstrate the Company’s proactive, accelerated efforts to resolve non-performing loans as part of its strategic plan, and these assets showed nominal increases this quarter. As of September 30, 2009, First National’s loans past due between 30 and 89 days have improved dramatically, declining by 83 percent and reflecting a positive, traditional measure of loan quality.

First National Bancshares, holding company for the 13-branch, Spartanburg-based First National Bank of the South, posted a loss of $12.7 million for the third quarter of 2009. The primary reason was a $9.2 million non-cash provision for loan losses. The remainder of the loss is attributable to extraordinary levels of charges for increased costs for FDIC insurance, OCC regulatory assessments, and expenses associated with remediating non-performing assets.

Total quarterly deposits once again increased to $683.8 million on September 30, 2009, up from $646.8 million, as of December 31, 2008, which management believes provides the bank with a strong funding base. With the bank’s conservative cash management, liquidity stands at approximately $137 million, providing stability to depositors and investors, and the bank’s loan-to-deposit ratio is 83.6 percent.

“With a new CEO, our leadership intensifies First National’s focus on the core basics of successful banking – Capital, Credit Quality, and Confidence in our Brand. First National’s emphasis on fundamentals– demonstrating leadership by growing deposits and fee income, decreasing expenses, sustaining excess liquidity, and improving asset quality– has proven fruitful,” C. Dan Adams, Chairman of First National Bancshares, said. “We continue to take measures to improve our capital ratios by reducing assets and have increased our loan loss provisions.  Our dedicated Special Assets group has resolved $39.3 million in assets this year.”

During the quarter, J. Barry Mason was elected President and Chief Executive Officer of First National Bancshares and First National Bank of the South. Mason joined First National from Arthur State Bank (ASB), where he was Executive Vice President, Chief Lending Officer and a member of the ASB Board of Directors. Mason was part of the executive team at Arthur State Bancshares that helped grow the Company from $88 million in assets, $25 million in loans outstanding, and four branches in 1995 to $663 million in assets, a $548 million loan portfolio, and 23 branches today.

Also during the quarter, First National became the largest community bank in the Spartanburg area, based on the FDIC’s Summary of Deposits Report, as of June 30, 2009, and jumped to number two among all banks. It increased its statewide community bank ranking to seventh in South Carolina.

The second quarter opening of the Bank’s 13th branch in the Fort Mill/Tega Cay area has demonstrated successful integration into this growing area, attracting new account openings and deposit growth.

Also during the quarter, the Company's Board of Directors as a group invested $550,500 in the Company as a demonstration of confidence in the Company and its new leadership.

“Excluding elevated FDIC premiums and OCC regulatory assessments, First National’s year-to-year quarterly operating expenses continue to decline, and we will continue to evaluate prudent investments in areas with the greatest potential for growth,” Mason said. “Going forward, First National expects to continue to make loans, attract deposits, and prudently grow our community investments.”

Like all banks, First National’s deposits are FDIC-insured up to at least $250,000 per depositor through December 31, 2013 – providing added protection and value for its customers.

First National Bancshares’ 10-Q filing with full financial tables can be reviewed at the U.S. Securities and Exchange Commission site, www.sec.gov.

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About First National Bancshares
First National Bancshares, Inc., (NASDAQ: FNSC) is a $785.8-million asset bank holding company, based in Spartanburg, South Carolina.  It provides a wide range of financial services to consumer and commercial customers through its wholly owned banking subsidiary, First National Bank of the South, which has 13 full-service branches in six South Carolina counties. First National Bancshares was incorporated in 1999 to conduct general banking business through its wholly owned bank subsidiary, First National Bank of the South. Additional information about First National is available online at www.fnbwecandothat.com.

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2)  statements with respect to First National's plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which First National conducts operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in First National’s loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company.  Additional factors that could cause First National’s results to differ materially from those described in the forward-looking statements can be found in First National’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. First National does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.